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                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                               GW CAPITAL TRUST II

                   2,000,000 ____% TRUST PREFERRED SECURITIES
     (FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN,
                          BY GREAT WOLF RESORTS, INC.)

                                 June ___, 2006

Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

      GW Capital Trust II, a statutory trust created under the Delaware Statutory Trust Act (the "ISSUER TRUST"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as manager (the "MANAGER"), 2,000,000 of its ____% trust preferred securities (liquidation amount of $25 per trust preferred security) (the "FIRM TRUST PREFERRED SECURITIES"). The Issuer Trust also proposes to issue and sell to the Underwriters not more than 300,000 additional Trust Preferred Securities (the "ADDITIONAL TRUST PREFERRED SECURITIES") if and to the extent that you have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Trust Preferred Securities granted to the Underwriters in
Section 2 hereof. The Firm Trust Preferred Securities and the Additional Trust Preferred Securities are hereinafter collectively referred to as the "TRUST PREFERRED SECURITIES."

      The Trust Preferred Securities will be guaranteed by Great Wolf Resorts, Inc., a corporation organized under the laws of Delaware (the "COMPANY"), to the extent set forth in a Trust Preferred Securities Guarantee Agreement, dated as of June __, 2006, and executed and delivered by the Company and Wilmington Trust Company, as trustee (the "GUARANTEE TRUSTEE"), for the benefit of the holders from time to time of the Trust Preferred Securities (the "GUARANTEE") with respect to distributions and amounts payable upon liquidation or redemption.

      The Issuer Trust will use the proceeds from the sale of the Trust Preferred Securities and the sale of Common Trust Securities (as defined below) to purchase from the Company an aggregate principal amount of its ___% Junior Subordinated Debentures due 2036 (the "JUNIOR SUBORDINATED DEBENTURES") equal to the aggregate liquidation amount of the Trust Preferred Securities and Common Trust Securities. The Junior Subordinated Debentures will be issued under a Junior Subordinated Indenture dated as of June_, 2006 between the Company and Wilmington Trust Company, as trustee (the "DEBT SECURITIES TRUSTEE") (as amended and supplemented to the date hereof, the "JUNIOR SUBORDINATED DEBT INDENTURE"). The Company will be the holder of one

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hundred percent of the common securities representing undivided beneficial interests in the assets of the Issuer Trust (the "COMMON TRUST SECURITIES" and, together with the Trust Preferred Securities, the "TRUST SECURITIES"). The Issuer Trust has been created under Delaware law pursuant to the filing of a Certificate of Trust (the "CERTIFICATE OF TRUST") with the Secretary of State of the State of Delaware and, at the time of issuance of Trust Securities, will be governed by an Amended and Restated Declaration of Trust (the "TRUST AGREEMENT") among the Company, as sponsor, Wilmington Trust Company, as Property Trustee (the "PROPERTY TRUSTEE"), Wilmington Trust Company, as Delaware Trustee (the "DELAWARE TRUSTEE") (collectively, the "ISSUER TRUSTEES"), and the Administrative Trustees (as defined below). The Company, as holder of the Common Trust Securities of the Issuer Trust, has appointed the Issuer Trustees and two individuals who are employees or officers of or affiliated with the Company to act as administrative trustees with respect to the Issuer Trust (the "ADMINISTRATIVE TRUSTEES").

      The Company and the Issuer Trust have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1, including a prospectus, relating to the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee (collectively, the "SECURITIES"). The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Trust Preferred Securities (or in the form first made available to the Underwriters by the Company and the Issuer Trust to meet requests of purchasers pursuant to Rule
173) is hereinafter referred to as the "PROSPECTUS." The term "PRELIMINARY PROSPECTUS" means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement and any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

      For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405, "TIME OF SALE PROSPECTUS" means the preliminary prospectus dated ___________, 2006 together with the free writing prospectuses, if any, and the other documents or information all as identified in Schedule II hereto, as may be amended or supplemented upon agreement of the parties hereto, and "BROADLY AVAILABLE ROAD SHOW" means a "bona fide electronic road show" as defined in Rule 433(h)(5) that has been made available without restriction to any person. As used herein, the terms "Registration Statement," "preliminary prospectus," "Time of Sale Prospectus" and Prospectus shall include the documents incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT," and "AMEND" as used herein with respect to the Registration Statement, Time of Sale Prospectus or any preliminary prospectus or free writing prospectus shall include all documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein.

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      1. Representations and Warranties. Each of the Company and the Issuer
Trust jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

      (a) The Company and the Issuer Trust have prepared and filed with the Commission a registration statement on Form S-1 (file numbers 333-134716 and 333-134716-01), including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company and the Issuer Trust may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company and the Issuer Trust have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the Rules to be included in such registration statement and the Prospectus. As filed, the Prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company and the Issuer Trust have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement has been declared effective by the Commission or, in the case of a Rule 462(b) Registration Statement, has become effective under the Securities Act.

      (b) Each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and Rules; on the Effective Date, each part of the Registration Statement did, and when the Prospectus (and each preliminary prospectus) is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 4) and on any Option Closing Date, if such date is not the Closing Date, the Prospectus (and each preliminary prospectus) (together with any amendments or supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Rules; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Time of Sale Prospectus did not at the Time of Sale, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company and the Issuer Trust, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Broadly Available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of its date and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to

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state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Issuer Trust make no representations or warranties as to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus, any Broadly Available Road Show or the Prospectus (or any amendment or supplement thereto) (x) in reliance upon and in conformity with information furnished in writing to the Company or the Issuer Trust by or on behalf of any Underwriter through the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto) or (y) constituting the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the trustees referred to in the Registration Statement.

      (c) Neither the Company nor the Issuer Trust is an "ineligible issuer" in connection with the offering of the Securities pursuant to Rules 164, 405 and
433. Any free writing prospectus that the Company or the Issuer Trust is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Issuer Trust has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by the Company or the Issuer Trust complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and Broadly Available Road Shows, if any, furnished to you before first use, neither the Company nor the Issuer Trust has prepared, used or referred to, nor will such party, without your prior consent, prepare, use or refer to, any free writing prospectus.

      (d) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company and the Issuer Trust, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company and the Issuer Trust, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

      (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own or lease its properties, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease, and operation of property or the conduct of its business requires such qualification (such jurisdictions are set forth in Schedule III hereto), except where the failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect.

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      (f) Each of the subsidiaries of the Company listed on Schedule IV hereto, not including the Issuer Trust, (the "SUBSIDIARIES") has been duly formed, is validly existing as a corporation, limited partnership, limited liability company or limited liability limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Time of Sale Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or limited liability limited partnership in good standing in all other jurisdictions in which its ownership or lease or operation of property or the conduct of its business requires such qualification (such jurisdictions are set forth in Schedule IV hereto), except where the failure to so qualify would not have a Material Adverse Effect. GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership (the "OP") owns, directly or indirectly, all of the member interests in the Subsidiaries, except as disclosed in the Time of Sale Prospectus and the Prospectus. The Company owns (x) all of the limited partnership interests in the OP and (y) all of the member interests in GWR OP General Partner, LLC (the "OP GENERAL PARTNER"). The OP General Partner is the sole general partner of the OP. The entities listed on Schedule IV attached hereto are the only subsidiaries of the Company. The Company owns, directly or indirectly, 30% of the equity interests in CNL Income GW Partnership, LLLP (the "CNL JV") and 49% of the equity interests in CTGW, LLC (the "CHEHALIS JV", together with the CNL JV, the "JOINT VENTURES").

      (g) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Issuer Trust, and assuming due authorization, execution and delivery by the Manager, is a valid and binding agreement of the Company and the Issuer Trust, enforceable against each of the Company and the Issuer Trust, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights and general principles of equity and except as rights to indemnification and contribution thereunder may be limited by applicable law or policies underlying such law.

      (h) The Issuer Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, is a "grantor trust" for Federal income tax purposes, has the power and authority to conduct its business as presently conducted and as described in the Time of Sale Prospectus and is not required to be authorized to do business in any other jurisdiction and to enter into and to perform its obligations under this Agreement.

      (i) All of the issued and outstanding capital stock or other ownership interests of the Company, the Issuer Trust, each Subsidiary and each Joint Venture have been duly authorized and validly issued and are fully paid and non-assessable and except as described in the Time of Sale Prospectus and the Prospectus, each Subsidiary's and each Joint Venture's capital stock or other ownership interests owned directly or indirectly by the Company are free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, "LIENS"), except for liens securing indebtedness as described in the Time of Sale Prospectus and the

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Prospectus and except where such Liens would not have a Material Adverse Effect.
None of such equity interests were issued in violation of any preemptive or other similar rights of any securityholder of such Subsidiary or such Joint Venture. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, the Chehalis JV or, to the knowledge of the Company, the CNL JV.

      (j) The authorized capitalization of the Company and the Issuer Trust, as of the Closing Date, will be as set forth in the Time of Sale Prospectus and the Prospectus. As of the date hereof and the Closing Date, neither Company nor the Issuer Trust has any outstanding debt other than as set forth in the Time of Sale Prospectus and the Prospectus. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company.

      (k) The Junior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights and general principles of equity and except as rights to indemnification and contribution thereunder may be limited by applicable law or policies underlying such law.

      (l) The Junior Subordinated Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Junior Subordinated Debt Indenture and delivered and paid for as described in the Time of Sale Prospectus and the Prospectus, will be entitled to the benefits of the Junior Subordinated Debt Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights and general principles of equity and except as rights to indemnification and contribution thereunder may be limited by applicable law or policies underlying such law.

      (m) The Guarantee has been qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Guarantee Trustee), will, as of the Closing Date or the Option Closing Date, as the case may be, be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights and general principles of equity and except as rights to indemnification and contribution thereunder may be limited by applicable law or policies underlying such law.

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      (n) The Trust Agreement has been qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery thereof by each party thereto other than the Company), will, as of the Closing Date or the Option Closing Date, as the case may be, be a valid and binding agreement of the Company, the Issuer Trustees and the Administrative Trustees, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights and general principles of equity and except as rights to indemnification and contribution thereunder may be limited by applicable law or policies underlying such law.

      (o) The Trust Preferred Securities have been duly authorized under the Trust Agreement and, when executed and authenticated in accordance with the provisions of the Trust Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Issuer Trust, and the issuance of such Trust Preferred Securities will not be subject to any preemptive or similar rights or Liens. Holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Common Securities of the Issuer Trust have been duly authorized under the Trust Agreement and, when issued and delivered to the Company against payment therefor in accordance with the Trust Agreement, will be validly issued undivided beneficial interests in the assets of the Issuer Trust, and the issuance of such Common Securities will not be subject to any preemptive rights or Liens. The certificates to be used to evidence the Trust Preferred Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Date or any Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the Trust Agreement and the requirements of The Nasdaq Stock Market, Inc. (the "NASDAQ").

      (p) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer Trust or sale by the Issuer Trust of the Trust Preferred Securities.

      (q) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or the Issuer Trust and any person or entity that would give rise to a valid claim against the Company, the Issuer Trust or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

      (r) There are no contracts, agreements or understandings between the Company or the Issuer Trust and any person granting such person the right to require the Company or the Issuer Trust to file a registration statement under the Securities Act with respect to any securities of the Company or Issuer Trust owned or to be owned by such

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person or to require the Company or the Issuer Trust to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act other than the Registration Rights Agreement, dated December 20, 2004, among the Company and the investors named in Schedule A thereto, a form of which is filed as an exhibit to the Registration Statement (the "REGISTRATION RIGHTS AGREEMENT").

      (s) None of the Company, the Issuer Trust, any Subsidiary or the Chehalis JV (and, to the knowledge of the Company, the CNL JV) (i) is in violation of its charter or bylaws, the Trust Agreement or other similar organization documents, as applicable, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such entity is landlord, tenant or otherwise), ground lease (under which such entity is tenant or landlord), development agreement, license agreement, reciprocal easement agreement, deed restriction, utility agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have a Material Adverse Effect.

      (t) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the execution, delivery, performance or consummation of the transactions contemplated by this Agreement, except such (i) as have been obtained and made under the Securities Act, the Trust Indenture Act and the NASDAQ regulations, (ii) as may be required under blue sky laws of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities and the Guarantee by the Underwriters in the manner contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus, (iii) consents, approvals, authorizations, orders, filings or registrations that have been obtained or that will be obtained or completed by the Closing Date or (iv) that the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

      (u) The issue and sale of the Securities and the execution, delivery and performance of this Agreement, the Junior Subordinated Debt Indenture, the Trust Agreement, the Guarantee and the Junior Subordinated Debentures and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the compliance by the Company and the Issuer Trust, as applicable to each party, with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute or result in a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Issuer Trust, or any Subsidiary pursuant to, the Agreements and

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Instruments (except such conflicts, breaches, violations, defaults or Repayment
Events or Liens that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) the charter or bylaws, the Trust Agreement, or similar organizational documents, as applicable of the Company, the Issuer Trust, any Subsidiary or any Joint Venture or (ii) (except for such violations that would not have a Material Adverse Effect) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Issuer Trust, any Subsidiary or any Joint Venture, as applicable or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition that, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Issuer Trust or any Subsidiary.

      (v) The Company, the Issuer Trust, the Subsidiaries and the Joint Ventures possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (collectively, the "LICENSES") issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them, are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any such Licenses, except (i) as described in the Time of Sale Prospectus and the Prospectus and (ii) where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not, individually or in the aggregate, have a Material Adverse Effect.

      (w) The historical balance sheets of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial condition of the Company as of the periods indicated; said balance sheets have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; said balance sheets have been prepared on a consistent basis with the books and records of the Company. The combined historical financial statements of Great Lakes Predecessor (as defined in the Registration Statement) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial condition of Great Lakes Predecessor as of the periods indicated, and the results of operations, stockholders' equity and cash flows of Great Lakes Predecessor for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as is indicated in the notes thereto and subject to normal year-end adjustments in the case of unaudited interim financial statements); said financial statements have been prepared on a consistent basis with the books and records of Great Lakes Predecessor. The historical combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC ("WISCONSIN DELLS LLC") and Great Bear Lodge of Sandusky, LLC ("SANDUSKY LLC") included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial

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condition of the combined operations of Wisconsin Dells LLC and Sandusky LLC as of the periods indicated, and the results of operations, members' equity and cash flows of the combined operations of Wisconsin Dells LLC and Sandusky LLC for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as is indicated in the notes thereto and subject to normal year-end adjustments in the case of unaudited interim financial statements); said financial statements have been prepared on a consistent basis with the respective books and records of Wisconsin Dells LLC and Sandusky LLC. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the applicable accounting requirements under the Securities Act and the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. The selected financial data and the summary financial and other data included in the Prospectus, the Time of Sale Prospectus and Registration Statement under such captions present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement. Other than the historical and pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Securities Act and the Rules to be included therein. All non-GAAP financial measures included in the Registration Statement, the Time of Sale Prospectus and Prospectus comply with the Securities Act, including Regulation G and Item 10(e) of Regulation S-K, and present fairly the information shown therein and the Company's basis for using such measures.

      (x) Deloitte & Touche LLP is an independent registered public accounting firm, as defined by the Exchange Act and the Public Company Accounting Oversight Board (United States), with respect to the Company and the Great Lakes Predecessor (as such term is defined in the Prospectus); RubinBrown LLP is an independent registered public accounting firm, as defined by the Exchange Act and the Public Company Accounting Oversight Board (United States), with respect to Wisconsin Dells LLC and Sandusky LLC.

      (y) The Company, the Subsidiaries and the Chehalis JV (and, to the knowledge of the Company, the CNL JV) have filed all foreign, federal, state and local tax returns that are required to be filed or have in good faith requested extensions for the filing thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus, all such returns are true, correct and complete in all material respects; each of the Company, the Subsidiaries and the Chehalis JV (and, to the knowledge of the Company, the CNL JV) has paid all taxes required to be paid by it and any other assessment or similar payments, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not have a Material Adverse Effect, or (iii) is described in or contemplated in the Time of Sale Prospectus and the Prospectus. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Company, any Subsidiary or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) with regard to any taxes or returns of such entities, and no taxing authority has notified the Company, any Subsidiary or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) in writing that it intends to investigate its tax affairs. Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which, individually or in the aggregate, would have a Material Adverse Effect.

      (z) The Company, the Issuer Trust and the Subsidiaries have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Trust Preferred Securities, will not distribute, any offering material in connection with the offering or sale of the Trust Preferred Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectuses, if any, identified in Schedule II hereto (it being understood that no representation is made with respect to any other materials distributed by the Manager).

      (aa) Each of the Company, the Subsidiaries and the Chehalis JV (and, to the knowledge of the Company, the CNL JV) is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the final regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) which is subject to Title IV of ERISA has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries has any liability; none of the Company or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" (as defined in ERISA) or (ii) Sections 412 or 4971 of the Code including the final regulations and published interpretations thereunder; and each "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is a proto-type plan that has an opinion letter from the Internal Revenue Service that opines as to the "GUST" law changes, and each such pension plan has been operated in material compliance with Section 401(a) of the Code, except where such non-compliance, reportable events, liabilities or failure to have such a letter would not have a Material Adverse Effect.

      (bb) To the knowledge of the Company, the assets of the Company and its Subsidiaries do not constitute "plan assets" of an ERISA regulated employee benefit plan (as the term "plan assets" is defined in the regulations under ERISA).

      (cc) (i) The Company, the Subsidiaries and the Joint Ventures, as applicable, (x) have [GOOD AND MARKETABLE] title in fee simple title (or in the case of the resorts in

Sheboygan, Wisconsin, Chehalis, Washington and Kansas City, Kansas, a leasehold interest) to all of the properties and other assets described in the Prospectus to be owned or leased by the Company, the Subsidiaries or the Joint Ventures as of the Closing Date (the "OWNED PROPERTIES"), in each case, free and clear of all Liens, except (A) as would not have a Material Adverse Effect or (B) as disclosed in the Time of Sale Prospectus and the Prospectus and (y) will manage the property and assets of the resort in Niagara Falls, Ontario, Canada (the "LICENSE PROPERTY", together with the Owned Properties, the "PROPERTIES"); (ii) all Liens on or affecting the Owned Properties (and to the knowledge of the Company, the License Property) that are required to be disclosed in the Time of Sale Prospectus and the Prospectus are disclosed therein and none of the Company, the Subsidiaries or the Joint Ventures is in default under any such Lien; (iii) to the knowledge of the Company, none of the Company, the Subsidiaries or the Joint Ventures are in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a Material Adverse Effect; (iv) each of the Properties complies with all applicable zoning laws, occupancy laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except (A) where the failure to comply would not result in a Material Adverse Effect or a forfeiture or reversion of title or (B) as disclosed in the Time of Sale Prospectus and the Prospectus; and (v) none of the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) have received from any governmental authority any written notice of any condemnation of or zoning change materially affecting the Owned Properties (or to the knowledge of the Company, the License Property) or any part thereof, and none of the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) knows of any such condemnation or zoning change that is threatened and that, if consummated, would have a Material Adverse Effect. Each of the Company, the Subsidiaries and the Joint Ventures owns or leases all such properties as are necessary to the conduct of its operations as presently conducted or as proposed to be conducted (other than with respect to future resort developments) in the Time of Sale Prospectus and the Prospectus.

      (dd) Water, sanitary sewer, electricity and telephone service necessary to the conduct of its operations as presently conducted or as proposed to be conducted in the Time of Sale Prospectus and the Prospectus are all available at each Property and, to the knowledge of the Company, are located on each Property or over duly dedicated streets or perpetual easements of record benefiting each Property or other enforceable rights that allow access to each Property. There exists no restriction, prohibition or moratorium on the right of the owner of each Property to access all such utilities, nor, to the knowledge of the Company, any condition that the owner of each Property construct or improve utility facilities or lines not on such Property as a condition to the availability thereof, except such restriction, prohibition, moratorium or condition that, individually or in the aggregate, would not have a Material Adverse Effect.

      (ee) The Company and the Subsidiaries (and, to the knowledge of the Company, the CNL JV) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the Time of Sale Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company and the Subsidiaries (and, to the knowledge of the Company, the CNL JV) or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and the Subsidiaries (and, to the knowledge of the Company, the CNL JV) is in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or the Subsidiaries (or, to the knowledge of the Company, the CNL JV) under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, any Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) have been refused any insurance coverage sought or applied for in the 12 months prior to the date hereof; and to the Company's knowledge, each of the Company, the Subsidiaries and the CNL JV will be able to obtain insurance coverage substantially similar in all material respects to the current coverage as and when such coverage expires from similar insurers as may be necessary to continue to conduct business as currently conducted or as proposed to be conducted in the Prospectus without an increase in cost that would have a Material Adverse Effect, except as set forth or contemplated in the Time of Sale Prospectus and the Prospectus.

      (ff) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Owned Properties and assets are described in the Time of Sale Prospectus and the Prospectus and are not convertible and none of the Company, the Subsidiaries or the Joint Ventures or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to or from any property not owned directly or indirectly by the Company, the Subsidiaries or the Joint Ventures, or in the case of mortgages and deeds of trust of any Joint Venture, any Property not owned directly or indirectly by such Joint Venture.

      (gg) Except as described or referred to in the Time of Sale Prospectus and the Prospectus, the Company, the Subsidiaries or the Joint Ventures, as applicable, have title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) in each of the Owned Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and for the type of business conducted or to be conducted, and in each case such title insurance is in full force and effect. None of the Company or the Subsidiaries have any reason to believe that the Chehalis JV, a representative of which has not yet contacted a title insurer, will not be able to obtain title insurance coverage as may be necessary to continue to conduct business as currently conducted.

      (hh) Except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus, the Company, the Subsidiaries and the Joint Ventures are, to the Company's knowledge after due inquiry, (i) in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety from hazardous or toxic substances or wastes, pollutants or contaminants, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Time of Sale Prospectus and the Prospectus, none of the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) have been formally designated as a "potentially responsible party" by the United States Environmental Protection Agency under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus, the Company does not believe that currently anticipated costs and liabiliities associated with the Company's compliance with Environmental Laws, including without limitation costs for clean-up, maintaining related permits, licenses and approvals, any related restraints on operating activities and any potential liabilitites to third parties, would, singly or in the aggregate, have a Material Adverse Effect.

      (ii) None of the environmental consultants that prepared any of the environmental reports with respect to any of the Properties were employed by the Company or its affiliates for such purpose on a contingent basis or, to the knowledge of the Company, had, at the time of retention, any substantial interest in any of the Company or the Subsidiaries, and to the knowledge of the Company, none of such consultants or any of their directors, officers or employees is connected with any of the Company, the Subsidiaries or the Joint Ventures as a promoter, selling agent, managing member, director, officer or employee.

      (jj) As of the Closing Date, the Trust Preferred Securities will have been approved for listing on the NASDAQ subject to official notice of issuance.

      (kk) No labor dispute with the employees of any of the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL
JV) exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Subsidiaries' or the Joint Ventures' principal suppliers, developers, designers, contractors, business partners, or customers that would have a Material Adverse Effect, except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus.

      (ll) The Company, the Subsidiaries and the Joint Ventures own, possess, license or have or, to the Company's knowledge, can acquire (with respect to future operations of the Company not described in the Prospectus) other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, development rights, inventions, trade secrets, technology, know-how and other property (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the business of the Company in all material respects as presently conducted or as proposed in the Time of Sale Prospectus and the Prospectus to be conducted. Except as set forth in the Time of Sale Prospectus and the Prospectus or as would not have a Material Adverse Effect,
(i) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property; (ii) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringed or otherwise violated any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is not aware of any other fact which would form a reasonable basis for any such claim.

      (mm) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no pending action, suit or proceeding against or affecting any of the Company, any Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) or any of the Properties or other assets that, if determined adversely to such entity, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Issuer Trust, as applicable, to perform its obligations under this Agreement; and no such action, suit or proceeding is, to the Company's knowledge, threatened or contemplated.

      (nn) Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest financial statements included in the Registration Statement, (i) there has been no Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; (ii) there have been no transactions entered into by the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) that are material with respect to the Company and the Subsidiaries, taken as a whole; (iii) none of the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) have incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Company and the Subsidiaries, taken as a whole; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) on any class of their respective capital stock or other ownership interests.

      (oo) Neither the Issuer Trust nor the Company is, and after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus neither will be, required to register as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

      (pp) There is no contract or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit thereto, which is not described or has not been filed as required; the statements in (A) the Time of Sale Prospectus and the Prospectus under the headings: "GW Capital Trust II," "Business -- Government Regulation," "Business -- Environmental Matters," "Business -- Legal Proceedings," "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee," and "Certain ERISA Considerations,"
(B) the Registration Statement under Items 14 and 15, (C) Item 3. Legal Proceedings of the most recent annual report on Form 10-K incorporated by reference in the Time of Sale Prospectus and the Prospectus, (D) "Item 1. Legal Proceedings" of Part II of the quarterly reports on Form 10-Q, if any, filed since such annual report and (E) "Executive Compensation -- Employment Agreements" and "Executive Compensation -- Noncompetition Agreements" in the Definitive Schedule 14A dated April 10, 2006 (each of (C) through (E) as filed and incorporated by reference in the Time of Sale Prospectus and the Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents and proceedings.

      (qq) No relationship, direct or indirect, exists between or among any of the Company, the Issuer Trust or the Subsidiaries on the one hand, and the directors, officers, stockholders, interest holders, members, partners or other employees of the Company, the Issuer Trust or the Subsidiaries on the other hand, which is required pursuant to the Securities Act to be described in the Prospectus that is not so described.

      (rr) Each of the Company, the Subsidiaries and the Chehalis JV (and, to the knowledge of the Company, the CNL JV) (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization,
(D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences, if any, and (E) management is made aware of all material transactions concerning the Company or its properties. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (x) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (y) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company and each of the Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure. There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY Act"), including Section 402 thereof.

      (ss) None of the Company or the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA. "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

      (tt) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company, the Issuer Trust, the Subsidiaries and the Chehalis JV (and, to the knowledge of the Company, the CNL JV) (i) do not have any material lending or other relationship with any bank or lending affiliate of the Manager or any underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Manager or any underwriter.

      (uu) None of the Company, the Issuer Trust or any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Trust Preferred Securities.

      (vv) The Company and the Issuer Trust intend to apply the net proceeds from the sale of the Trust Preferred Securities being sold by the Issuer Trust substantially in accordance with the description set forth in the Time of Sale Prospectus and the Prospectus under the heading "Use of Proceeds."

      (ww) None of the Subsidiaries or the Chehalis JV (or, to the knowledge of the Company, the CNL JV) is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such entity's capital stock or other ownership interests, from repaying to the Company any loans or advances made by the Company to such entity.

      Any certificate signed by any officer of the Company or the Issuer Trust and delivered to the Manager or counsel for the Underwriters in connection with the offering of the Trust Preferred Securities shall be deemed a representation and warranty by the Company or the Issuer Trust as to matters covered thereby to each Underwriter. The Company or the Issuer Trust will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests.

      2. Agreements to Sell and Purchase. The Issuer Trust hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer Trust the respective number of Firm Trust Preferred Securities set forth in Schedule I hereto opposite its name at $________ per Trust Preferred Security; provided, that the Company shall pay to the Underwriters compensation equal to $_________ per Firm Trust Preferred Security.

      In addition, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth herein, the Issuer Trust hereby agrees to sell to the Underwriters the Additional Trust Preferred Securities and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to the respective number of Additional Trust Preferred Securities identified in Schedule I hereto at $________ per Trust Preferred Security; provided, that the Company shall pay to the Underwriters compensation equal to $_______ per Additional Trust Preferred Security. Additional Trust Preferred Securities may be purchased as provided herein solely for the purpose of covering over-allotments made in connection with the offering of the Firm Trust Preferred Securities. If any Additional Trust Preferred Securities are to be purchased, each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase the number of Additional Trust Preferred Securities (subject to such adjustments to eliminate fractional Additional Trust Preferred Securities as you may determine) that bears the same proportion to the total number of Additional Trust Preferred Securities to be purchased as the number of Firm Trust Preferred Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Trust Preferred Securities.

      3. Public Offering. The Issuer Trust and the Company are advised by you that the Underwriters propose to make a public offering of their respective portions of the Trust Preferred Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Issuer Trust and the Company are further advised by you that the Trust Preferred Securities are to be offered to the public upon the terms set forth in the Prospectus.

      4. Purchase and Delivery. Payment for the Firm Trust Preferred Securities shall be made to the Issuer Trust in Federal or other funds immediately available in New York City on ________, 2006 at 10:00 a.m. at the offices of King & Spalding LLP at 1185 Avenue of the Americas, New York, New York 10036, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated by you in writing. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Trust Preferred Securities shall be made to the Issuer Trust in Federal or other funds immediately available in New York City at the closing place referred to above on such date of your determination (which may be the same as the Closing Date but shall in no event be (i) earlier than the Closing Date, (ii) later than ten business days after the giving of the notice hereinafter referred to or (iii) earlier than two business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Trust Preferred Securities, or on such other date as shall be designated in writing by you. In any event, such payment date shall be not later than ___________, 2006. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE." The notice of the determination to exercise the option to purchase Additional Trust Preferred Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

      Payment for the Firm Trust Preferred Securities or any Additional Trust Preferred Securities shall be made against delivery to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, of the Firm Trust Preferred Securities or any Additional Trust Preferred Securities, as the case may be, registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Firm Trust Preferred Securities or any Additional Trust Preferred Securities, as the case may be, to the Underwriters duly paid.

      It is understood that substantially contemporaneously with the closing of the sale of any Additional Trust Preferred Securities to the Underwriters, (i) the Issuer Trust shall issue additional Common Securities to the Company (the "ADDITIONAL COMMON SECURITIES"), (ii) the Company and the Debt Securities Trustee, acting pursuant to the Junior Subordinated Debt Indenture, shall provide for the issuance of Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of such Additional Trust Preferred Securities and Additional Common Securities and (iii) the Company shall sell such Junior Subordinated Debentures to the Issuer Trust and the Issuer Trust shall purchase such Junior Subordinated Debentures with proceeds of the sale of such Additional Trust Preferred Securities to the Underwriters and of such Additional Common Securities to the Company.

      5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded the Company or any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), prospects, earnings, business, properties or assets of the Issuer Trust or the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

      (b) The Underwriters shall have received on the Closing Date a certificate of the Company, dated the Closing Date and signed by each of the chief executive officer and the chief financial officer of the Company, and a certificate of the Issuer Trust, dated the Closing Date and signed by an Administrator(s) of the Issuer Trust:

            (i) to the effect that they have read the Time of Sale Prospectus and this Agreement;

            (ii) to the effect that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, or to the Company's and the Issuer Trust's knowledge, threatened;

            (iii) to the effect that the conditions set forth in clause (a) above (in the case of the certificate signed by an officer of the Company) have been satisfied as of the Closing Date; and

            (iv) to the effect that the representations and warranties of the Company (in the case of the certificate signed by an executive officer of the Company) and the Issuer Trust (in the case of the certificate signed by an Administrator of the Issuer Trust) contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Issuer Trust, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

      (c) The Underwriters shall have received on the Closing Date an opinion of King & Spalding LLP, counsel to the Company, or of other counsel satisfactory to you and who may be an officer of the Company, dated the Closing Date, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing each jurisdiction set forth on a schedule to such opinion.

            (ii) Each of the Subsidiaries set forth on a schedule to such opinion has been duly formed or incorporated. Each of the Subsidiaries and Joint Ventures is validly existing as a corporation, limited partnership, limited liability company or limited liability limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate, partnership or limited liability company, as the case may be, power and authority to own or lease, as the case may be, its assets and conduct its business as described in the Time of Sale Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or limited liability limited partnership in good standing in each jurisdiction set forth on a schedule to such opinion. The OP owns, directly or indirectly, all of the member interests in the Subsidiaries (as defined below), except as described in the Prospectus. The Company owns (a) all of the limited partnership interests in the OP and (b) all of the member interests in the OP General Partner. The OP General Partner is the sole general partner of the OP.

            (iii) All of the issued and outstanding ownership interests, owned directly or indirectly by the Company, of each Subsidiary and Joint Venture set forth on a schedule to such opinion have been duly authorized and validly issued and are fully paid and nonassessable; and except as described in the Prospectus, the outstanding ownership interests of the Subsidiaries are owned, directly or indirectly, by the Company free and clear of all adverse claims within the meaning of the Uniform Commercial Code other than such security interests in connection with the Company's debt financing transactions described in the Prospectus;

            (iv) To such counsel's knowledge, the Company is not a party to any agreement that would entitle any holders of securities of the Company to the registration of such securities under the Registration Statement.

            (v) The Junior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except that such counsel will express no opinion as to (i) the effect of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors generally and (ii) the effect or availability of rules of law governing specific performance, injunctive relief, fraudulent conveyance or transfer, or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

            (vi) The Junior Subordinated Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Junior Subordinated Debt Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Junior Subordinated Debt Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except that such counsel will express no opinion as to (i) the effect of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors generally and (ii) the effect or availability of rules of law governing specific performance, injunctive relief, fraudulent conveyance or transfer, or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

            (vii) This Agreement has been duly authorized, executed and delivered by the Company;

            (viii) The Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except that such counsel will express no opinion as to (i) the effect of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors generally and (ii) the effect or availability of rules of law governing specific performance, injunctive relief, fraudulent conveyance or transfer, or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

            (ix) The issue and sale of the Junior Subordinated Debentures and the Guarantee and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Junior Subordinated Debt Indenture, the Trust Agreement, the Guarantee and the Junior Subordinated Debentures do not and will not contravene or violate (a) any provisions of the respective certificate of incorporation, charter, by-laws, operating agreement, or partnership agreement, as applicable, of the Company and the Subsidiaries or, (b) any agreement or other instrument binding upon the Company or any Subsidiaries that is filed as an exhibit to the Registration Statement or any other report filed with the Commission, except where such contravention or violation would not have a Material Adverse Effect, or, (c) any law, rule, regulation, judgment, order, writ, or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries known after due inquiry to such counsel to be applicable to the Company or the Subsidiaries (other than applicable state securities and Blue Sky laws, as to which such counsel shall express no opinion), except for contraventions or violations that would not have a Material Adverse Effect; and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Junior Subordinated Debt Indenture, the Trust Agreement, the Guarantee and the Junior Subordinated Debentures, except such (A) as have been obtained under the Act, and (B) as may be required under the state securities and the Blue Sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus, or (C) other consents, approvals, authorizations, orders, filings or registrations as have been obtained;

            (x) the statements in the Prospectus under the headings:
      "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;

            (xi) to the knowledge of such counsel, except as disclosed in the Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or Joint Ventures or any of the Properties or other assets of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no contract or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit thereto, which is not described or has not been filed as required;

            (xii) Neither the Company nor the Issuer Trust is, and after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Prospectus neither will be, required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended;

            (xiii) The statements made in the Time of Sale Prospectus and the Prospectus under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations, are accurate summaries of the matters described therein in all material respects;

            (xiv) The Registration Statement has become effective under the Securities Act; any required filing of any part of the Time of Sale Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in accordance with Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been initiated by the Commission; and

            (xv) In addition, such counsel shall state (A) that (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not make any statement) complied as to form as of its filing date in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which such counsel need not make any statement) complied as to form in all material respects with the requirements for registration statements on Form S-1 under the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) that in such counsel's capacity as counsel for the Company, such counsel has participated in conferences with officers and other representatives of the Company, the independent public accountants for the Company, the representative of the Underwriters, and counsel to the Underwriters during which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed and reviewed, and although such counsel is not passing on and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except for those referred to in the opinion in paragraph (x) above, on the basis of the foregoing, nothing has come to such counsel's attention that would lead it to believe that (1) as of the Effective Date and the Closing Date, the Registration Statement or any further amendment or supplement thereto made by the Company or the Issuer Trust prior to the Closing Date (other than the financial statements and notes thereto, the financial statement schedules, the other financial and statistical data and the Statements of Eligibility of Trustee on Form T-1 included or incorporated by reference therein or omitted therefrom, as to which such counsel shall make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that (2) the Time of Sale Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel shall make no statement), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that (3) as of its date and the Closing Date, the Prospectus, as may be supplemented prior to the Closing Date (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel shall make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel shall make no statement as to the conveyance of the Time of Sale Prospectus or the Prospectus to investors.

      (d) The Underwriters shall have received on the Closing Date an opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(v), 5(c)(vi), 5(c)(vii), 5(c)(viii) and 5(c)(x) (but only as statements in the Time of Sale Prospectus under "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantees," "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" and "Underwriters"), and Section 5(c)(xv) in a form reasonable acceptable to the Manager.

      With respect to Section 5(c)(xv) above, Hunton & Williams LLP (i) may state that its opinions and beliefs are based upon its participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the preliminary prospectus, if any, any free writing prospectuses identified as part of the Time of Sale Prospectus in Schedule II hereto, the Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated therein by reference), but are without independent check or verification, except as specified, and (ii) need express no opinion or belief as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

      (e) The opinion of King & Spalding LLP, or any other outside counsel for the Company, described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (f) The Underwriters shall have received on the Closing Date an opinion dated the Closing Date of Richards, Layton & Finger, PA, special Delaware counsel for the Issuer Trust and the Company, or of other counsel satisfactory to the Manager, to the effect that:

            (i) The Issuer Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and, under the Trust Agreement and the Delaware Statutory Trust Act, has the trust power and authority to conduct its business, all as described in the Registration Statement and Time of Sale Prospectus;

            (ii) Assuming due authorization, execution and delivery of the Trust Agreement by the Company and the Administrative Trustees, the Trust Agreement is a legal, valid and binding agreement of the Company, the Administrative Trustees and the Issuer Trustee and is enforceable against the Company, the Administrative Trustees and the Issuer Trustee, in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

            (iii) Under the Trust Agreement and the Delaware Statutory Trust Act, the execution and delivery of this Agreement by the Issuer Trust, and the performance by the Issuer Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Issuer Trust; under the Trust Agreement and the Delaware Statutory Trust Act, upon due execution and delivery by the Company, as sponsor, on behalf of the Issuer Trust, this Agreement has been duly executed and delivered by the Issuer Trust;

            (iv) The Trust Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth in such opinion, will be fully paid and nonassessable undivided beneficial interests in the assets of the Issuer Trust; the holders of Trust Preferred Securities, as beneficial owners of the Issuer Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

            (v) The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Issuer Trust;

            (vi) Under the Trust Agreement and the Delaware Statutory Trust Act, the issuance of the Trust Securities is not subject to preemptive rights;

            (vii) The statements in the Time of Sale Prospectus under the captions "GW Capital Trust II," "Description of Trust Preferred Securities" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as such statements constitute statements of Delaware law, are fairly presented;

            (viii) The issuance and the sale of the Trust Securities by the Issuer Trust, the execution, delivery and performance by the Issuer Trust of this Agreement, the consummation by the Issuer Trust of the transactions contemplated by this Agreement and compliance by the Issuer Trust with its obligations under this Agreement do not violate (A) the Certificate of Trust of the Issuer Trust or the Trust Agreement, or (B) any applicable Delaware law or Delaware administrative regulation;

            (ix) After due inquiry, limited to, and solely to the extent reflected on the second business day prior to the Closing Date, the results of computer searches of the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States Federal District Court sitting in the State of Delaware, such counsel does not know of any legal or governmental proceeding pending against the Issuer Trust;

            (x) No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Issuer Trust solely in connection with the issuance and sale of the Trust Securities; and

            (xi) The Trust Preferred Security holders (other than those Trust Preferred Security holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Issuer Trust, and the Issuer Trust will not be liable for any income tax imposed by the State of Delaware.

      In rendering such opinion, such counsel may note that holders of Trust Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and security in connection with and pay taxes or other governmental charges arising from transfers of certificates for Trust Securities and the issuance of replacement certificates for Trust Securities, (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement and (iii) undertake to pay costs as a party litigant in any suit for the enforcement of any right or remedy under the Trust Agreement or against the Property Trustee, to the extent provided in the Trust Agreement.

      (g) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated as of the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Managers, from each of (i) Deloitte & Touche, LLP, the Company's independent registered public accounting firm, and (ii) RubinBrown LLP, the independent registered public accounting firm that conducted the audit of the combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, each letter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter so furnished shall use a cut-off date no more than three business days prior to the date of such letter.

      (h) On or prior to the Closing Date, the Company and the Issuer Trust shall have furnished to the Manager such further information, certificates, opinions and documents as the Manager may reasonably request.

      (i) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements.

      (j) At the Closing Date, the Trust Preferred Securities shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

      The several obligations of the Underwriters to purchase Additional Trust Preferred Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Issuer Trust and the Company, the due authorization and issuance of the Additional Trust Preferred Securities and other matters related to the issuance of the Additional Trust Preferred Securities.

      6. Covenants of the Company and the Issuer Trust. Each of the Company and the Issuer Trust covenants with each Underwriter as follows:

      (a) To furnish to you, without charge, two (2) signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to each of the Underwriters, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

      (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and, except with respect to any filing under the Exchange Act incorporated in the Registration Statement, not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified on Rule 424(b) any prospectus required to be filed pursuant to such Rule.

      (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Issuer Trust and not to use or refer to any proposed free writing prospectus to which you reasonably object.

      (d) Not to take any action that would result in an Underwriter or the Company or the Issuer Trust being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

      (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Trust Preferred Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the

Commission and furnish, at the Company's expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

      (f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a)) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a)) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission, and furnish, at the Company's own expense, to the Underwriters and upon request to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a)) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

      (g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now required by applicable law to be qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

      (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement or statements which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's and the Issuer Trust's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Issuer Trust's counsels and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Issuer Trust and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, not to exceed $10,000, in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, not to exceed $10,000, incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the NASDAQ, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company or the Issuer Trust relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or the Issuer Trust, travel and lodging expenses of the representatives and officers of the Company and the Issuer Trust and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Issuer Trust hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
Section 8 entitled "Indemnity and Contribution," and the last paragraph of
Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

      (j) During the period beginning on the date hereof and continuing through the 30th day after the Closing Date, and without the prior written consent of Morgan Stanley & Co. Incorporated, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any securities of the Company or the Issuer Trust that are substantially similar to the Trust Preferred Securities (other than the Securities) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any transactions described above are to be settled by securities, in cash or otherwise, except in the offering.

      Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Manager of any earnings release, news or event that may give rise to an extension of the initial 30-day restricted period.

      (k) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by you, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date the final terms have been established for the offering of the Trust Preferred Securities.

      (l) The Company and the Issuer Trust will not take, directly or indirectly, any action designed to, or that would constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (m) The Company and the Issuer Trust will use their best efforts to effect the listing of the Securities on the NASDAQ at the Closing Date, or, in the event such listing does not occur at the Closing Date, as soon thereafter as possible.

      7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Issuer Trust not to take any action that would result in the Company or the Issuer Trust being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or the Issuer Trust thereunder, but for the action of the Underwriter

      8. Indemnity and Contribution. (a) Each of the Company and the Issuer Trust jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h), any Company or Issuer Trust information that the Company or the Issuer Trust has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company or the Issuer Trust in writing by any Underwriter through you expressly for use therein.

      (a) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer Trust, the Issuer Trustees, the Administrative Trustees, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Issuer Trust or Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Issuer Trust to such Underwriter, but only with reference to information furnished to the Company or the Issuer Trust in writing by any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

      (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Issuer Trust, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (iii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(iv) such
indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (c) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer Trust on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Issuer Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Junior Subordinated Debentures (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth in the Prospectus. The relative fault of the Company and the Issuer Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Issuer Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Trust Preferred Securities they have purchased hereunder, and not joint.

      (d) The Company, the Issuer Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8,
no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (e) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Issuer Trust contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Issuer Trust, the officers or directors of the Company or the Issuer Trust or any person controlling the Company or the Issuer Trust and (iii) acceptance of and payment for any of the Trust Preferred Securities.

      9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ, (ii) trading of any securities of the Company or the Issuer Trust shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Trust Preferred Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

      10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Trust Preferred Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Trust Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Trust Preferred Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Trust Preferred Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Trust Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Trust Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Trust Preferred Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Trust Preferred Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Trust Preferred Securities and the aggregate number of Firm Trust Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Trust Preferred Securities to be purchased, and arrangements satisfactory to you and the Company and the Issuer Trust for the purchase of such Firm Trust Preferred Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Issuer Trust. In any such case either you or the Company or the Issuer Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Trust Preferred Securities and the aggregate number of Additional Trust Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Trust Preferred Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation to purchase Additional Trust Preferred Securities or (ii) purchase not less than the number of Additional Trust Preferred Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Issuer Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Issuer Trust shall be unable to perform its obligations under this Agreement, the Company and the Issuer Trust jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Trust Preferred Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the

Prospectus, the conduct of the offering, and the purchase and sale of the Trust Preferred Securities.

      (b) The Company acknowledges that in connection with the offering of the Trust Preferred Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person,
(ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Trust Preferred Securities.

      12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, Floor 29, New York, New York 10036,
Attention: Investment Banking Department (fax no.: (212) 507-2705), with a copy to the Legal Department; and if to the Company shall be mailed, delivered or telefaxed to Great Wolf Resorts, Inc. General Counsel (fax no.: (608) 251-6800) with a copy to King & Spalding LLP, Attention: Alan J. Prince (fax no.: (404) 572-5100), and confirmed to Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703, Attention: J. Michael Schroeder, General Counsel and Corporate Secretary.

      16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "EFFECTIVE DATE" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties or assets of the Company and the Subsidiaries, taken as a whole.

            "RULES" shall mean the rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as applicable.

            "RULES 164", "RULE 173", "RULE 405", "RULE 424", "RULE 430A", RULE
      433" and "RULE 462" refer to such rules under the Securities Act.

            "RULE 430A INFORMATION" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "TIME OF SALE" shall mean _________ [AM][PM] on _________, 2006.

                       [SIGNATURES ON THE FOLLOWING PAGES]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer Trust and the several Underwriters.

                                        Very truly yours,

                                        GW CAPITAL TRUST II

                                        By: Great Wolf Resorts, Inc., as sponsor

                                              By:_______________________________
                                                    Name:
                                                    Title:

                                        GREAT WOLF RESORTS, INC.

                                        By:_____________________________________
                                             Name:
                                             Title:

        [Trust Preferred Offering Underwriting Agreement Signature Page]

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

By:  _______________________________________________
     Name:
     Title:

        [Trust Preferred Offering Underwriting Agreement Signature Page]

                                   SCHEDULE I

                                              NUMBER OF FIRM TRUST        NUMBER OF ADDITIONAL
                                              PREFERRED SECURITIES     TRUST PREFERRED SECURITIES
              UNDERWRITER                       TO BE PURCHASED              TO BE PURCHASED
------------------------------------------    --------------------     --------------------------
Morgan Stanley & Co. Incorporated.........

                                              --------------------     --------------------------
         Total:...........................               2,000,000                        300,000
                                              ====================     ==========================

                                   SCHEDULE II

                             TIME OF SALE PROSPECTUS

      1. Preliminary Prospectus issued June __, 2006.

      2. Free Writing Prospectus (Term Sheet), dated June __, 2006.

[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

[orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

                                      II-1